Exhibit 99.1

FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces First Quarter 2006 Results

Hughes Network Systems, LLC Revenues Up 10%; EBITDA Increases by

$18.3 Million to $16.2 Million from Negative $2.1 Million

Revenue Growth Seen in Both North America and International Segments

Germantown, Md., May 15, 2006—Hughes Communications, Inc. (Hughes) (OTCBB:HGCM), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended March 31, 2006, its first quarter as a publicly traded company. Hughes” consolidated operations are classified into three reportable segments: VSAT; Telecom Systems; and Other. VSAT and Telecom Systems represent all of the operations of Hughes Network Systems, LLC (HNS), Hughes’ principal operating subsidiary. The Other segment includes the financial results of Hughes Corporate, Electronic System Products, Inc., and the minority interest in the other companies that were contributed from SkyTerra Communications, Inc., Hughes’ predecessor, prior to the separation of SkyTerra and Hughes in February 2006.

Hughes Network Systems, LLC (HNS)

Revenue in Hughes’ wholly owned subsidiary, HNS, was $196.8 million in the first quarter of 2006, an increase of $18.6 million or 10% over revenues of $178.2 million in the same period in 2005.

Net income improved by $14.6 million to $0.2 million for the first quarter of 2006, compared to a loss of $14.4 million for the same period in 2005.

EBITDA improved by $18.3 million to $16.2 million for the quarter ended March 31, 2006 from negative $2.1 million for the same period in 2005.

Commenting on the first quarter performance, Pradman Kaul, President and Chief Executive Officer, said, “Overall, we are very pleased with the performance of the company in the first quarter. Revenue growth of 10% over the same quarter last year combined with approximately $18 million growth in EBITDA, underscore the excellent operating results. In addition, we launched the new HughesNet™ brand for all our broadband services.”

Mr. Kaul added, “Our financial results for the first quarter indicate that our key strategic thrusts are working well. We continue to see revenue growth being fueled by our North America Consumer/SMB and International service businesses for the rest of 2006. The cost cutting measures that we took in 2004 and 2005 are producing the desired results as evidenced by the significant improvement in operating and net income.”

Grant Barber, Chief Financial Officer, said, “We are pleased with the solid operating results posted in this quarter. In addition, our successful closing of $450 million of senior unsecured notes in early April, allowed us to retire our bank debt of $325 million. We also had a successful rights offering of $100 million to repay the Apollo debt borrowed in connection with the purchase of the remaining 50% of HNS’

equity from DIRECTV in January 2006. We are confident that, due to these actions, we now have a strong balance sheet with the resources available for us to pursue appropriate strategic initiatives, including SPACEWAY™.”

HNS operates in two business segments consisting of the very small aperture terminal, or VSAT, segment (including SPACEWAY), which provides satellite-based private networks to large enterprises and broadband Internet access to consumers and small and medium businesses and other business users such as small office and home office users, or SMBs, and the Telecom Systems segment consisting of HNS’ mobile satellite systems business unit and its terrestrial microwave business unit. Revenues in the VSAT segment increased 13%, driven by the strong performance of HNS’ North American Consumer/SMB and International businesses. During this quarter, there were more than 36,000 gross additions to HNS’ total subscriber base, with a churn of approximately 2%. Increased growth in HNS’ Indian and Brazilian subsidiaries contributed to the International revenue growth.

Set forth below is a table highlighting certain of HN” results for the three months ended March 31, 2006 and March 31, 2005 and the increase or decrease between the periods presented:

HNS ($’000)	Three Months Ended March 31,		Change
	2006	2005
Revenue
VSAT	$181,307	$160,885	$20,422
Telecom Systems	15,485	17,346	(1,861)

Total HNS	$196,792	$178,231	$18,561

Operating income (loss)
VSAT	$7,237	$(15,654)	$22,891
Telecom Systems	1,751	1,903	(152)

Total HNS	$8,988	$(13,751)	$22,739

Net Income (loss)	$194	$(14,363)	$14,557
EBITDA	$16,202	$(2,085)	$18,287
Adjusted EBITDA (a)	$17,717	$16,586	$1,131

(a)	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

On April 13, 2006, Hughes’ wholly owned subsidiaries, HNS and HNS Finance Corp., issued $450 million in aggregate principal amount of 9.5% Senior Notes due 2014 in a private placement. The notes are guaranteed on a senior unsecured basis by each of HNS’ current and future domestic subsidiaries that guarantee HNS’ indebtedness or the indebtedness of any other HNS subsidiary guarantor. A portion of the net proceeds of the offering was used to repay term loan borrowings under HNS’ prior credit facilities. The remainder is available to HNS for general corporate purposes. In connection with the offering, HNS also amended its $50.0 million senior secured revolving credit facility pursuant to an amendment and restatement of the credit agreement governing this credit facility.

Select First Quarter Highlights

•	Shipped one millionth VSAT terminal. This marks a major milestone in the global VSAT industry.

•	Launched the HughesNet brand to replace the DIRECWAY® brand. HughesNet encompasses all of HNS’ broadband service offerings for Enterprise, Government, and Consumer/SMB businesses.

•	Launched the HughesNet Managed Network Services offerings. HughesNet Managed Network Services are designed to maximize reliability, minimize complexity, and optimize access techniques associated with operating enterprise-wide broadband networks.

•	HN7740S was added to the HN7000S series of high-performance satellite routers. The HN7740S features two Voice over IP (VoIP) ports combined with two broadband LAN ports, enabling international service operators to deliver a flexible range of voice and high-speed data services from a single, compact, integrated platform.

•	Successfully tested the SPACEWAY technology using DIRECTV’s SPACEWAY 2 satellite and HNS’ Network Operations and Control Center and remote terminals.

Hughes Communications, Inc. (Hughes)

On January 1, 2006, Hughes Communications, Inc. consummated the purchase (the “January 2006 Acquisition”), from DTV Network Systems, Inc. of the remaining 50% of Hughes Network Systems, LLC for a purchase price of $100.0 million. As a result of the January 2006 Acquisition, Hughes Communications, Inc. now owns 100% of the Class A membership interests of HNS. As a result of the January 2006 Acquisition, Hughes Communications, Inc.’s business has changed materially. For periods following the closing of the January 2006 Acquisition, financial position and operating results of HNS is included in Hughes Communications Inc.’s consolidated financial statements. From April 22, 2005 (the date of the April 2005 Acquisition of the initial 50% interest in HNS) through December 31, 2005,

Certain financial information for Hughes is shown below. The financial information for the three months ended March 31, 2006 is a combination of the HNS and Other Businesses. Because the initial 50% interest in HNS was not acquired until April 2005, the financial information for the three months ended March 31, 2005 consists solely of the Other Businesses.

The condensed financial statements of Hughes and HNS as of March 31, 2006 and for the three months ended March 31, 2006 are attached to this press release.

HCI ($’000)	Three Months Ended March 31,		Change
	2006	2005
Revenue
VSAT	$181,307	$—	$181,307
Telecom Systems	15,485	—	15,485
Other	82	135	(53)

Total HCI	$196,874	$135	$196,739

Operating income (loss)
VSAT	$7,237	$—	$7,237
Telecom Systems	1,751	—	1,751
Other	(2,229)	(2,155)	(74)

Total HCI	$6,759	$(2,155)	$8,914

Net Loss	$(55,544)	$(7,175)	$(48,369)
EBITDA	$12,821	$(7,723)	$20,544

(a)	For the definition of EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

The net loss for the three months ended March 31, 2006 includes a tax charge of approximately $51.3 million in connection with the SkyTerra/Hughes separation. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes’ results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. Accordingly, Hughes does not expect this expense to have a significant impact on its cash from operations.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS’ net income as determined under United States of America generally accepted accounting principles (GAAP) and Adjusted EBITDA.

HUGHES NETWORK SYSTEMS, LLC

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended March 31,
	2006	2005
(Dollars in thousands)
Net income (loss)	$194	$(14,363)
Add:
Interest expense	9,394	1,014
Foreign income tax expense (benefit)	487	(81)
Depreciation and amortization	7,129	11,264
Less:
Interest income	(1,001)	81

EBITDA	$16,202	$(2,085)
Add:
Facilities costs	—	1,462
Transaction costs related to the April 2005 Acquisition	—	38
Elimination of payroll and benefits reflective of headcount reductions	—	5,418
Assumed net reduction of SPACEWAY operating costs	—	4,542
Benefits/insurance programs sponsored by DIRECTV	653	5,362
Legal expenses related to non-acquired business	—	1,849
Equity incentive plan compensation	59	—
Management fee to Hughes Communications, Inc.	250	—
HughesNet branding costs	552	—

Adjusted EBITDA	$17,717	$16,586

HUGHES COMMUNICATIONS, INC. RECONCILIATION OF NET INCOME TO EBITDA

	Three Months Ended March 31,
	2006	2005
(Dollars in thousands)
Net loss	$(55,544)	$(7,175)

Add:
Interest expense	11,101	—
Income tax expense	51,321	—
Depreciation and amortization	7,129	7
Less:
Interest income	(1,186)	(555)

EBITDA	$12,821	$(7,723)

Note:

EBITDA is defined as HNS’ earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is used in calculating covenant compliance under HNS’ credit agreement and the indenture governing HNS’ 9 1/2% Senior Notes due 2014. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments, including the net costs of SPACEWAY for the first quarter of 2005 to reflect the effects of the implementation of the SPACEWAY services agreement with DIRECTV, Inc. as if it had occurred on January 1, 2005. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of HNS’ operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS’ credit agreement.

About Hughes Communications, Inc.

Hughes Communications, Inc. (OTCBB:HGCM) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than one million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and the Company’s expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY 3. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to the Company’s substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for the Company’s services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on April 17, 2006 and in the other documents the Company files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved. HUGHES, HUGHESNET, SPACEWAY, and IPOS are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information

Media Contact: Judy Blake,

Director of Marketing Communications

Email: jblake@hns.com

Phone: 301-601-7330

Investor Relations Contact: Deepak Dutt,

Vice President and Treasurer

Email: ddutt@hns.com

Phone: 301-428-7010

Attachments

Hughes Communications, Inc.

Condensed Consolidated Balance Sheets

Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC

Condensed Balance Sheets

Condensed Statements of Operations

Condensed Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$89,860	$21,964
Short-term investments	15,516	6,000
Receivables, net	178,740	47
Inventories, net	72,754	—
Prepaid expenses and other	48,069	2,773
Deferred income taxes	—	23,378
Asset held for sale	—	468

Total current assets	404,939	54,630

Property, net	246,925	18
Capitalized software costs, net	26,237	—
Intangible assets, net	31,540	—
Investment in Hughes Network Systems, LLC	—	75,282
Investment in Mobile Satellite Ventures LP	—	42,761
Deferred income taxes	—	26,956
Other assets	37,964	5,690

Total Assets	$747,605	$205,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$58,758	$2,380
Short term borrowings	27,105	—
Accrued liabilities	100,580	2,473
Due to affiliates	38	—
Liabilities held for sale	—	525

Total current liabilities	186,481	5,378

Long-term debt	344,557	—
Other long-term liabilities	12,907	—

Total liabilities	543,945	5,378

Commitments and contingencies
Minority interests	6,527	8,474
Series A Redeemable Convertible Preferred Stock, $0.01 par value, net of amortized discount of $28,194 at December 31, 2005	—	93,100
Stockholders’ Equity
Preferred stock, $0.001 par value. Authorized 1,000,000 shares, no shares issued and outstanding	—	—
Preferred stock, $0.01 par value. Authorized 10,000,000 shares, issued 1,199,007 shares as Series A Redeemable Convertible Preferred Stock at December 31, 2005	—	—
Common stock, $0.001 par value. Authorized 64,000,000 shares; issued and outstanding 18,669,787 shares at March 31, 2006 and 4,365,988 shares at December 31, 2005.	19	4
Non-voting common stock, $0.01 par value. Authorized 50,000,000 shares; issued and outstanding 4,495,106 shares at December 31, 2005.	—	45
Additional paid in capital	624,223	473,737
Accumulated deficit	(426,839)	(371,295)
Accumulated other comprehensive loss	(270)	(4,106)

Total Stockholders’ Equity	197,133	98,385

Total Liabilities and Stockholders’ Equity	$747,605	$205,337

HUGHES COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues
Services	$105,316	$135
Hardware sales	91,558	—

Total Revenues	196,874	135

Operating Costs and Expenses
Cost of services	72,469	137
Cost of hardware products sold	73,672	—
Research and development	7,937	—
Sales and marketing	19,705	—
General and administrative	15,265	2,153
Amortization of intangibles	1,067	—

Total Operating Costs and Expenses	190,115	2,290

Operating income (loss)	6,759	(2,155)
Interest expense	(11,101)	—
Equity in loss of Mobile Satellite Ventures LP.	(1,521)	(4,589)
Other income, net	1,442	85

Loss before discontinued operations and taxes	(4,421)	(6,659)
Income tax expense	(51,321)	—

Loss before discontinued operations	(55,742)	(6,659)
Loss from discontinued operations	(42)	(516)
Gain on sale of discontinued operations	240	—

Net Loss	(55,544)	(7,175)
Cumulative dividends and accretion of convertible preferred stock to liquidation value	(1,454)	(2,493)

Net loss attributable to common stockholders	$(56,998)	$(9,668)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(5.65)	$(1.05)
Discontinued operations	0.02	(0.06)

Net loss per share	$(5.63)	$(1.11)

Basic and diluted weighted average common shares outstanding	10,121,622	8,700,843

HUGHES COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash Flows from Operating Activities
Net loss	$(55,544)	$(7,175)
Adjustments to reconcile net loss to cash flows from operating activities:
Loss on discontinued operations	42	516
Depreciation and amortization	7,129	7
Amortization of debt issuance cost	364	—
Stock based compensation	1,043	699
Equity in loss of unconsolidated affiliates	1,653	4,588
Loss on investments in affiliates	—	1,456
Gain on disposal of assets	(240)	(49)
Deferred income taxes	50,334	—
Minority interest	(301)	(918)
Compensation for issuance of warrants by consolidated subsidiary	—	53
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	23,528	(24)
Inventories, net	929	—
Prepaid expenses and other	3,760	(2,010)
Deferred revenue	—	(21)
Accounts payable	(11,007)	826
Accrued liabilities and other	(36,595)	—

Net cash used in continuing operations	(14,905)	(2,052)
Net cash provided by discontinued operations	(9)	(418)

Net cash used in Operating Activities	(14,914)	(2,470)

Cash Flows from Investing Activities
Cash paid for investments in affiliates	—	(375)
Sales of short-term investments	3,000	39,404
Purchases of short-term investments	(2,015)	(12,080)
Expenditures for property	(11,354)	—
Proceeds from sale of property	59	74
Expenditures for capitalized software	(4,562)	—
Acquisitions/divestitures, net of cash received	12,915	—
Other, net	(67)	—

Net cash (used in) provided by continuing operations	(2,024)	27,023
Net cash used in discontinued operations	—	(9)

Net cash (used in) provided by Investing Activities	(2,024)	27,014

Cash Flows from Financing Activities
Net decrease in notes and loans payable	(934)	—
Debt borrowing from Apollo	100,000	—
Debt repayment to Apollo	(100,000)	—
Proceeds from rights offering	100,000	—
Distribution to SkyTerra	(8,542)	—
Payment of dividends on preferred stock	(1,394)	(1,394)
Proceeds from exercise of stock options and warrants	1,300	77
Long-term debt borrowings	2,714	—
Repayment of long-term debt	(8,533)	—

Net cash provided by (used in) continuing operations	84,611	(1,317)
Net cash provided by (used in) discontinued operations	—	—

Net cash provided by (used in) Financing Activities	84,611	(1,317)

Effect of exchange rate changes on cash and cash equivalents	223	29

Net increase in cash and cash equivalents	67,896	23,256
Cash and cash equivalents at beginning of the period	21,964	34,759

Cash and cash equivalents at end of the period	$89,860	$58,015

Supplemental Cash Flow Information
Cash paid for interest	$9,704	—
Cash paid for income taxes	$1,076	—
Supplemental Non-Cash Disclosure
Net liability distributed to SkyTerra, net of cash	$48,113	—

HUGHES NETWORK SYSTEMS

CONDENSED BALANCE SHEETS

(Dollars in Thousands)

(Unaudited)

	Consolidated Successor March 31, 2006	Consolidated Successor December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$77,603	$113,267
Short-term investments	15,516	13,511
Receivables, net	178,537	200,982
Inventories, net	72,753	73,526
Prepaid expenses and other	43,736	48,672

Total Current Assets	388,145	449,958

Property, net	246,925	259,578
Capitalized software costs, net	26,237	16,664
Intangible assets, net	31,540	—
Other assets	32,430	30,324

Total Assets	$725,277	$756,524

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$56,696	$51,294
Short term borrowings	27,105	29,616
Accrued liabilities	97,245	130,601
Due to affiliates	371	18,960

Total Current Liabilities	181,417	230,471

Long-term debt	344,557	342,406
Due to affiliates - long term	—	8,967
Other long-term liabilities	12,907	3,494

Total Liabilities	538,881	585,338

Commitments and contingencies
Minority interests	6,527	6,594
Equity
Class A membership units	175,841	125,768
Class B membership units	—	—
Retained earnings	194	46,571
Accumulated other comprehensive income (loss)	3,834	(7,747)

Total Equity	179,869	164,592

Total Liabilities and Equity	$725,277	$756,524

HUGHES NETWORK SYSTEMS

CONDENSED STATEMENTS OF OPERATIONS

(Dollars in Thousands)

(Unaudited)

	Consolidated Successor	Combined Consolidated Predecessor
	Three Months Ended March 31,
	2006	2005
Revenues
Services	$105,234	$96,840
Hardware sales	91,558	81,391

Total Revenues	196,792	178,231

Operating Costs and Expenses
Cost of services	72,451	69,954
Cost of hardware products sold	73,672	67,183
Research and development	7,937	15,464
Sales and marketing	19,705	20,828
General and administrative	12,972	18,553
Amortization of intangibles	1,067	—

Total Operating Costs and Expenses	187,804	191,982

Operating income (loss)	8,988	(13,751)
Interest expense	(9,394)	(1,014)
Other income, net	1,087	321

Income (loss) before income taxes	681	(14,444)
Income tax (expense) benefit	(487)	81

Net Income (Loss)	$194	$(14,363)

HUGHES NETWORK SYSTEMS

CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

(Unaudited)

	Consolidated Successor	Combined Consolidated Predecessor
	Three Months Ended March 31,
	2006	2005
Cash Flows from Operating Activities
Net income (loss)	$194	$(14,363)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	7,129	11,264
Amortization of debt issuance cost	364	—
Equity plan compensation expense	59	—
Change in other operating assets and liabilities:
Receivables, net	23,711	20,751
Inventories, net	929	(3,074)
Prepaid expenses and other	5,489	(14,739)
Accounts payable	(11,072)	(28,321)
Accrued liabilities and other	(37,980)	(18,621)

Net Cash Used in Operating Activities	(11,177)	(47,103)

Cash Flows from Investing Activities
Change in restricted cash	—	(787)
Purchase of short-term investments, net	(2,015)	—
Expenditures for property	(11,354)	(14,120)
Proceeds from sale of property	42	—
Expenditures for capitalized software	(4,562)	(2,585)
Other, net	(68)	(367)

Net Cash Used in Investing Activities	(17,957)	(17,859)

Cash Flows from Financing Activities
Net (decrease) increase in notes and loans payable	(934)	8,441
Contributions from prior parent, net	—	70,577
Long-term debt borrowings	2,714	8,452
Repayment of long-term debt	(8,533)	(22,967)

Net Cash (Used in) Provided by Financing Activities	(6,753)	64,503

Effect of exchange rate changes on cash and cash equivalents	223	4,526

Net (decrease) increase in cash and cash equivalents	(35,664)	4,067
Cash and cash equivalents at beginning of the period	113,267	14,807

Cash and cash equivalents at end of the period	$77,603	$18,874

Supplemental Cash Flow Information
Cash paid for interest	$7,997	$875
Cash paid for income taxes	$1,076	$189
Supplemental Non-Cash disclosure due to acquisition by Hughes Communications, Inc.
Increase in assets acquired	$19,506
Increase in liabilities assumed	(8,316)

Increase in net assets acquired	$11,190